Exhibit 99.1


                              ENERTECK CORPORATION
                           10701 CORPORATE DRIVE #150
                              STAFFORD, TEXAS 77477



October 14, 2005


Jack Kracklauer
Ruby Cat
3450 Penrose Place
Boulder, CO 8031-1875
(303) 449-2916

Letter of Intent to purchase Ruby Cat

Dear Jack,

As per our conversation yesterday (13 October, 2005), I am sending you this letter to confirm our agreed upon offer to purchase Ruby Cat for the sum of one million dollars cash and one million shares of S-8 free trading stock in EnerTeck Corporation.

We look forward to working with you in finalizing this by the last week of November 2005 or the first week of December 2005.

As you know, we are raising the capital to accomplish the cash payment.

Best regards.

/s/ Dwaine Reese
Dwaine Reese
CEO, EnerTeck Corporation



I affirm that Ruby Cat has agreed to be purchased by EnerTeck after payment has been completed.

                                                              October 14, 2005
/s/ Jack Kracklauer
President
Ruby Cat Technology